UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 21, 2012

VIROPHARMA INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-021699	23-2789550
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

730 STOCKTON DRIVE, EXTON, PENNSYLVANIA		19341
(Address of Principal Executive Offices)		(Zip Code)

(610) 458-7300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01	Entry into a Material Definitive Agreement.

On May 22, 2012, ViroPharma Biologics, Inc., a wholly owned subsidiary of ViroPharma Incorporated, (“ViroPharma Biologics”) entered into an amendment (the “Amendment”) to its Agreement for the Purchase and Sale of Blood Plasma (the “Agreement”) with DCI Management Group LLC (“DCI”). Pursuant to the Amendment the parties agreed to extend the term of the Agreement by two (2) years to December 31, 2017. In addition, the parties agreed to extend the payment terms. The previously disclosed material terms of the Agreement remain unchanged and in effect. ViroPharma Incorporated intends to file a copy of the foregoing agreement as an exhibit to the Company’s quarterly report on Form 10-Q for the second quarter of 2012.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 4, 2012, the Board of Directors of ViroPharma Incorporated (the “Company”) adopted, subject to stockholder approval, an amendment and restatement of its 2005 Equity Incentive Plan, as amended and restated (the “2005 Plan”), to increase the number of authorized shares of common stock available for issuance under the 2005 Plan by 2,500,000 shares, subject to the limitation that of those 2,500,000 shares only 1,000,000 shares may be issued in the form of restricted shares or RSUs, and to make other desired changes, including a provision that subjects awards under the 2005 Plan to any clawback or recoupment policy approved by the Board of Directors and a restructuring of the provision that permits share withholding for taxes (the “Proposal”). On May 21, 2012, the Proposal was approved by stockholders at the Company’s 2012 Annual Meeting of Stockholders (the “Annual Meeting”).

The foregoing summary description of the amendments to the 2005 Plan is qualified in its entirety by reference to the actual terms of the 2005 Plan, which was attached as Annex A of the Company’s 2012 Proxy Statement (the “Proxy Statement”), as filed with the Securities and Exchange Commission on April 13, 2012. For additional information regarding the Proposal, stockholders are encouraged to refer to Proposal 2 located on pages 14-22 of the Proxy Statement.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Matters voted on by stockholders at the Annual Meeting included (1) the election of three Class I directors to the Company’s Board of Directors, (2) the amendment of the 2005 Plan, (3) the advisory vote on the compensation of the Company’s named executive officers, and (4) the ratification of the Company’s appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012. A total of 69,724,485 shares of the Company’s common stock were entitled to vote as of April 2, 2012, the record date for the Annual Meeting, of which 65,551,970, or 94.02%, were present in person or by proxy at the Annual Meeting, which constituted a quorum. The stockholders were asked to vote on four proposals. Set forth below are the matters acted upon by stockholders and the final voting results of each such proposal.

Proposal 1. Election of Directors

Stockholders of the Company were asked to elect Paul A. Brooke, Michael R. Dougherty and Robert J. Glaser to serve as Class I directors of the Board for a three-year term expiring on the date of the Company’s 2015 Annual Meeting of Stockholders. The results of the vote taken at the Annual Meeting with respect to the election of Paul A. Brooke, Michael R. Dougherty and Robert J. Glaser as Class I directors were as follows:

	For	Withheld	Broker Non-Votes
Paul A. Brooke	55,218,043	1,027,073	9,306,854
Michael R. Dougherty	55,325,070	920,406	9,306,494
Robert J. Glaser	54,128,282	2,117,194	9,306,494

The terms of office of the following directors who did not stand for re-election continued after the Annual Meeting (i) the Class II directors serving until 2013 are William D. Claypool, M.D. and Julie H. McHugh and (ii) the Class III directors serving until 2014 are John R. Leone, Vincent J. Milano and Howard H. Pien. Based upon the votes set forth above, Paul A. Brooke, Michael R. Dougherty and Robert J. Glaser were duly elected to serve as directors of the Company for a three-year term, ending at the 2015 Annual Meeting.

Proposal 2. Amendment of 2005 Equity Incentive Plan

With respect to the adoption of the Company’s Amended and Restated 2005 Equity Incentive Plan, the votes were as follows:

	For	Against	Abstentions	Broker Non-Votes
Amendment of the 2005 Equity Incentive Plan	48,792,990	6,428,239	1,024,247	9,306,494

Proposal 3. Advisory Vote on the Compensation of the Company’s Named Executive Officers

The compensation of the named executive officers as disclosed in the Company’s Proxy Statement pursuant to Item 402 of Regulation S-K under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) was approved, on an advisory basis, by the stockholders by the votes set forth in the table below:

	For	Against	Abstentions	Broker Non-Votes
Advisory Vote on Executive Compensation	53,307,858	1,906,508	1,031,110	9,306,494

Proposal 4. Ratification of Selection of Independent Registered Public Accounting Firm

The ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 received the following votes:

	For	Against	Abstentions	Broker Non-Votes
Ratification of KPMG LLP	64,228,969	266,835	1,056,146	0

Based upon the votes set forth above, the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 was duly ratified by the stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIROPHARMA INCORPORATED

Date: May 23, 2012	By:	/s/ J. Peter Wolf
J. Peter Wolf
Vice President, General Counsel and Secretary